                                                                   EXHIBIT 10.62

     First Amendment, dated as of February 5, 1998, to Amended and Restated Loan Agreement by and among Medallion Funding Corp., the leaders party thereto, Fleet Bank, National Association as Swing Line Lender, Administrative Agent and Collateral Agent and The Bank of New York as Documentation Agent with Fleet Bank, National Association as Arranger.


                     AMENDMENT NUMBER ONE TO LOAN AGREEMENT
                     --------------------------------------


     First Amendment entered into as of February 5, 1998, among MEDALLION FUNDING CORP., a New York corporation ("Borrower"), the banks that are signatories hereto, collectively, the "Banks" and individually, a "Bank"), FLEET BANK, NATIONAL ASSOCIATION , as a Bank ("Fleet"), as swing line lender (the "Swing Line Lender"), as Arranger and as Administrative Agent and Collateral Agent for the Banks (including any successor, the "Agent") and The Bank of New York, as a Bank ("BONY") and as Documentation Agent for the Banks (including any successor, the "Documentation Agent").

     WHEREAS, the Borrower, the Banks, the Agent and the Documentation Agent are parties to an Amended and Restated Loan Agreement dated as of December 24, 1997 (the "Agreement"); and

     WHEREAS, the Borrower has requested that the Banks and the Agent amend, and the Banks and the Agent have agreed to amend, certain provisions of the Agreement.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.   The Agreement is hereby amended as follows:

          (a) The definition of "Commercial Loans" contained in Section 1.1 of the Agreement is amended to read in its entirety as follows:

          "Commercial Loans" shall mean Loans that are secured in whole or in
           ----------------
     part by Real Property, Inventory, Equipment and/or Receivables and that are not Medallion Loans.

          (b) The definition of "Eligible Commercial Loans" contained in Section
1.1 of the Agreement is amended to read in its entirety as follows:

          "Eligible Commercial Loan" shall mean any Commercial Loan that
           ------------------------
     satisfies the Eligibility Requirements and (a) that is secured by Eligible Real Estate, Eligible Equipment, Eligible Inventory or Eligible Receivables and (b) that is made to a Person that is an ongoing business concern.

          (c) New definitions of "Eligible Equipment" and "Eligible Inventory" shall be added to Section 1.1 of the Agreement immediately after the definition of "Eligible Commercial Loan" to read in their entirety as follows:

          "Eligible Equipment" shall mean Equipment in which a first priority
           ------------------
     perfected security interest has been obtained by Borrower to secure the obligations of such Person under a Loan by Borrower to such Person, or in the case of such beneficial owner, to secure a guaranty which shall have been made by such beneficial owner guaranteeing the Loan, and the same has been assigned to the Agent, for the benefit of the Banks, pursuant to the Security Agreement.

          "Eligible Inventory" shall mean Inventory in which a first priority
           ------------------
     perfected security interest has been obtained by Borrower to secure the obligations of such Person under a Loan by Borrower to such Person, or in the case of such beneficial owner, to secure a guaranty which shall have been made by such beneficial owner guaranteeing the Loan, and the same has been assigned to the Agent, for the benefit of the Banks, pursuant to the Security Agreement.

          (d) A new definition of "Eligible Receivables" shall be added to
Section 1.1 of the Agreement immediately after the definition of "Eligible Real Estate" to read in its entirety as follows:

          "Eligible Receivables" shall mean Receivables (i) that are reasonably
           --------------------
     determined in good faith to be eligible by Borrower, (ii) that arise in the ordinary course of a Person's business, (iii) that are net of credits, rebates, offsets, holdbacks or adjustments and

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     (iv) in which a first priority perfected security interest has been obtained by Borrower to secure the obligations of such Person under a Loan by Borrower to such Person, or in the case of such beneficial owner, to secure a guaranty which shall have been made by such beneficial owner guaranteeing the Loan, and the same has been assigned to the Agent, for the benefit of the Banks, pursuant to the Security Agreement.

          (e) A new definition of "Inventory shall be added to Section 1.1 of the Agreement immediately after the definition of "Interest Period" to read in its entirety as follows:

          "Inventory" shall mean, with respect to any Person, all goods held by
           ---------
     such Person for sale or lease by such Person, or to be furnished under contracts of service, in each case in the ordinary course of such Person's business.

          (f) The definition of "Loans" contained in Section 1.1 of the Agreement is amended to read in its entirety as follows:

          "Loan" shall mean any loan or advance made in the ordinary course of
           ----
     business by Borrower (which for purposes of this definition shall include those acquired pursuant to a Portfolio Purchase that is permitted pursuant to the terms of this Agreement) to or for the account of any client or customer of Borrower, which loan, advance or extension of credit is permitted pursuant to the terms of this Agreement. Any loan, advance or extension of credit made at a different point in time than another loan, advance or extension of credit shall be deemed to be separate and distinct Loans.

          (g) A new definition of "Receivables" shall be added to Section 1.1 of the Agreement immediately after the definition of "Real Property" to read in its entirety as follows:

          "Receivables" shall mean, with respect to any Person, all present and
           -----------
     future rights to payment for goods sold or leased or for services rendered by such Person whether or not evidenced by an instrument or chattel paper.

          (h) The definition of "Investment" contained in Section 1.1 of the Agreement is amended to read in its entirety as follows:

          "Investment" in any Person shall mean any loan, advance, or extension
           ----------
     of credit to or for the account of; any guaranty, endorsement or other direct or indirect contingent liability in connection with the obligations, Capital Stock or dividends of; any ownership, purchase or acquisition of any assets, business, Capital Stock, obligations or securities of; or any other interest in or capital contribution to; such Person, but shall not include (a) any Loan, (b) any Investment permitted by Section 8.14 hereof and (c) any Portfolio Purchase.

          (i) The definition of "Portfolio Purchase" contained in Section 1.1 of the Agreement is amended to read in its entirety as follows:

          "Portfolio Purchase" shall mean any purchase or acquisition, whether
          -------------------
     for cash, for stock, pursuant to financing or otherwise, of any assets, business, Capital Stock, obligations or securities of, any Person; or other interest in or capital contribution to, any Person that results in, or would result in (after taking into account the applicable Portfolio Purchase), the Borrower having any additional Loans.

          (j) A new definition of "Super-majority Banks" shall be added to
Section 1.1 of the Agreement immediately after the definition of "Subsidiary" to read in its entirety as follows:

          "Super-majority Banks" shall mean, as of any date of determination,
           --------------------
     the Agent and such Bank or Banks as have Revolving Credit Commitments or Term Loans outstanding

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     equal to or in excess of 75% of the sum of the Aggregate Revolving Credit
     Commitment plus all Term Loans then outstanding.

          (k) Section 5.2(c) is amended to read in its entirety as follows:

               (c) no event, action or condition has occurred that would adversely affect the validity or enforceability of, or the authority of the Borrower to perform its obligations under, any of the Loan Documents to which it is a party.

          (l) Section 6.15 is amended to read in its entirety as follows:

          SECTION 6.15.  Required Percentage of Medallion Loans.
                         --------------------------------------

          Borrower shall ensure that, for so long as any amounts are owed by it to the Banks, the Swing Line Lender or the Agent under the Loan Documents, at all times at least 65% of the aggregate principal amount of all Loans then outstanding shall be Eligible Medallion Loans to Persons who have obtained such Loans for the purpose of acquiring Medallion Rights for use primarily in New York City. For purposes of this Section 6.15, Loans shall include all Loans acquired in connection with Portfolio Purchases permitted pursuant to this Agreement.

          (m) Section 8.3(a) is amended to read in its entirety as follows:

               (a) Make, or obligate itself to make, any loan or advance or Investment that is not a Domestic Loan or a Domestic Investment.

          (n) A new Section 8.16 is added immediately after Section 8.15 to read in its entirety as follows:

          SECTION 8.16.  Portfolio Purchases.
                         -------------------

     Make, or obligate itself to make, any Portfolio Purchase unless:

          (i) no Default or Event of Default exists or would exist after giving effect to the applicable Portfolio Purchase;

          (ii) the Borrower has provided the Agent and each of the Banks with a pro forma certificate of the chief financial officer of the Borrower evidencing the Borrower's computation of compliance with each of the financial ratios, tests or covenants specified in Article VII, 6.15, 8.2, 8.3, 8.4 and 8.14 hereof after giving effect to the applicable Portfolio Purchase;

          (iii) the applicable Portfolio Purchase has the approval of the seller;

          (iv) (1) the seller of the loans constituting such Portfolio Purchase is in the business of making loans secured by New York City taxicab medallions and the loans to be acquired in connection therewith are secured by New York City taxicab medallions, or (2) the Portfolio Purchase is being made from a Person in any other line of business; provided, that, to the
                                                       --------------
     extent the Portfolio Purchase does not entirely involve loans secured by New York City taxicab medallions, in addition to the foregoing, each such Portfolio Purchase shall be subject to the following additional limitations:

               (A) if the consideration for such Portfolio Purchase shall be Capital Stock of the Borrower, the fair market value of such Capital Stock, less the aggregate outstanding principal balances of all loans included in such Portfolio Purchase that are secured by New York City taxicab medallions, if any, shall not exceed $50,000,000 with respect to any one such Portfolio Purchase or $100,000,000 in any fiscal year with respect to all such Portfolio Purchases in the aggregate in such fiscal year; and

               (B) if the consideration for such Portfolio Purchase shall be other than Capital Stock of the Borrower, the consideration therefor, less the aggregate outstanding principal balances of all loans included in such Portfolio Purchase that are secured by New York City taxicab medallions, if any, shall not exceed $25,000,000 with respect to any one such Portfolio Purchase or $50,000,000 in any fiscal year with respect to all such Portfolio Purchases in the aggregate in such fiscal year.

          (o) Section 9.1(e) is amended to read in its entirety as follows:

               (e) if the Borrower shall (i) default in the payment of any principal, interest or premium with respect to any CP Debt (provided,
                                                                 --------
     however, that without prejudice to the right to declare any other Default
     -------
     or Event of Default, as to any such default, if on the date of such default the Borrower delivers to the Agent a Loan Request (A) for a loan in an amount at least equal to the amount of the defaulted payment, (B) requesting that such loan be made on the earliest date that a loan may be made under this Agreement and (C) containing a certification by the Borrower that the proceeds of the loan(s) so requested will be used immediately upon receipt to refinance the CP Debt in default, then such default (and only such default) shall not constitute a Default or Event of
                  ----
     Default hereunder as long as the proceeds are used by the Borrower as aforesaid, and as long as no holder of CP Debt has commenced legal proceedings to enforce their remedies), or (ii) default in the performance or observance of any other term, condition or agreement contained in any such obligation or in any agreement relating thereto if the effect thereof is to cause, or permit the holder or holders of such obligation (or the Paying Agent or any other Person on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity;

          (p) Section 9.1(f) is amended to read in its entirety as follows:

               (f) if Borrower shall (i) default in the payment of any principal, interest or premium with respect to any Indebtedness for borrowed money or any obligation which is the substantive equivalent thereof in excess of $50,000, other than Indebtedness under the Revolving Credit Loans, the Swing Line Loans, the Term Loans, or the CP Debt, and such default shall continue for more than the period of grace, if any, therein specified or (ii) default in the performance or observance of any other term, condition or agreement contained in any such obligation or in any agreement relating thereto if the effect thereof is to cause, or permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity;

          (q) Section 9.1(l) is amended to read in its entirety as follows:

               (1) if there shall occur any change in the Collateral or in the business of Borrower, or its operation, conduct or prospects thereof, that individually or in the aggregate, could have or result in a Material Adverse Effect and the Agent has been directed to declare such Event of Default by the Super-majority Banks as set forth below in this Section 9.1; or

          (r) The paragraph beginning with the word "then" immediately following
Section 9.1(m) is amended to read in its entirety as follows:

     then, (A) in the case of an Event of Default described in clause (h) or (i) above, the Aggregate Revolving Credit Commitment, the Swing Line Commitment, and each Term Loan Commitment shall automatically terminate and
     (i) the unpaid balance of the Revolving Credit Notes, the Swing Line Note, the Term Notes and all interest accrued thereon, and (ii) any accrued and unpaid fees and expenses due and payable hereunder or under any other Loan Document shall automatically (without any action on the part of the Agent or the Banks and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived) forthwith become due and payable, and, (B) in the case of an Event of Default described in clause
     (l) above, at any time thereafter, if such Event of Default shall then be continuing the following action may be taken: The Agent, upon the direction of the Super-majority Banks, shall, declare (i) the Aggregate Revolving Credit Commitment, the Swing Line Commitment and all Term Loan Commitments to be terminated, whereupon the obligation of the Agent the Banks and the Swing Line Lender to make further Revolving Credit Loans or Term Loans or Swing Line Loans, as the case may be, hereunder shall terminate immediately and (ii) the Revolving Credit Notes, Swing Line Note and Term Notes to be due and payable, whereupon the maturity of the then unpaid balance of the Revolving Credit Notes, Swing Line Note and Term Notes shall be accelerated and the same, and all interest accrued thereon and any accrued and unpaid fees and expenses due and payable hereunder, shall forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in Revolving Credit Notes, Swing Line Note or Term Notes to the contrary notwithstanding, and, (C) in the case of any other Event of Default, then and in any such event, and at any time thereafter, if such or any other Event of Default shall then be continuing the

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     following action may be taken: the Agent may (but shall not be obligated
     to), and upon the direction of the Required Banks shall, declare (i) the Aggregate Revolving Credit Commitment, the Swing Line Commitment and all Term Loan Commitments to be terminated, whereupon the obligation of the Agent the Banks and the Swing Line Lender to make further Revolving Credit Loans or Term Loans or Swing Line Loans, as the case may be, hereunder shall terminate immediately and (ii) the Revolving Credit Notes, Swing Line Note and Term Notes to be due and payable, whereupon the maturity of the then unpaid balance of the Revolving Credit Notes, Swing Line Note and Term Notes shall be accelerated and the same, and all interest accrued thereon and any accrued and unpaid fees and expenses due and payable hereunder, shall forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in Revolving Credit Notes, Swing Line Note or Term Notes to the contrary notwithstanding.

     2. The Borrower hereby represents and warrants to the Agent and each Bank that:

          (a) Each and every of the representations and warranties set forth in the Agreement is true as of the date hereof and with the same effect as though made on the date hereof, and is hereby incorporated herein in full by reference as if fully restated herein in its entirety.

          (b) No Default or Event of Default and no event or condition which, with the giving of notice or lapse of time or both, would constitute such a Default or Event of Default, now exists or would exist.

     3. All capitalized terms used herein, unless otherwise defined herein, have the same meanings provided therefor in the Agreement.

     4. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to or a waiver of any other term or condition of the Agreement or any of the documents referred to therein or (b) prejudice any right or rights which the Agent or any Bank may now have or may have in the future under or in connection with the Agreement or any documents referred to therein. Whenever the Agreement is referred to in the Agreement or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Agreement as modified by this First Amendment.

     5. This Amendment Number One shall be effective as of the date first above written provided that the Borrower and the Agent shall have received counterparts of this Amendment Number One duly signed by the Borrower and each of the Banks. Promptly after the effective date of this Amendment Number One, the Agent shall deliver fully executed counterparts of this Amendment to each of the Banks, and the Agreement shall consist of the Agreement as amended by this Amendment Number One.


            [BALANCE OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURES CONTINUED ON THE FOLLOWING PAGES BEGINNING WITH PAGE 7]

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     IN WITNESS WHEREOF, Borrower, the Agent, the Documentation Agent, the Swing
Line Lender and the Banks have caused this Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

                           MEDALLION FUNDING CORP.


                           By: /s/ Alvin Murstein
                               --------------------------
                           Name:  Alvin Murstein
                           Title: Chief Executive Officer


                           By: /s/ Daniel F. Baker
                               --------------------------
                           Name:  Daniel F. Baker
                           Title: Treasurer and Chief
                                  Financial Officer


                           FLEET BANK, NATIONAL ASSOCIATION, as
                           Agent, as Swing Line Lender and as one of the Banks



                           By: /s/ Andrea Lee
                               --------------------------
                               Title: Vice President
                               Payment Office:
                                 1185 Avenue of the Americas
                                 New York, New York 10036



                           THE BANK OF NEW YORK,
                           as Documentation Agent
                           and as one of the Banks

                           By: /s/ Scott Silverstein
                               -----------------------
                               Title:  Vice President

                           BANKBOSTON, N.A.


                           By: /s/ Jack Bender
                               ------------------------
                               Title:  Director


                           HARRIS TRUST AND SAVINGS BANK



                           By: /s/ Michael Houlihan
                               ------------------------
                               Title:  Vice President


                           BANK TOKYO - MITSUBISHI TRUST COMPANY



                           By: /s/ James Brown
                               ------------------------
                               Title:  Vice President


                           ISRAEL DISCOUNT BANK OF NEW YORK



                           By: /s/ Jerry Grossman
                               -----------------------------
                               Title:  Senior Vice President


                           By: /s/ Maureen McKee
                               ------------------------
                               Title: Vice President


                           EUROPEAN AMERICAN BANK



                           By: /s/ Dennis Nochowitz
                               ------------------------
                               Title: Vice President

                           BANK LEUMI USA



                           By: /s/ Paul Tine
                               ----------------------------
                               Title: Vice President



                           By: /s/ Rich Silverstein
                               ----------------------------
                               Title: Senior Vice President

                           THE CHASE MANHATTAN BANK



                           By: /s/ William Saya
                               ------------------------
                               Title: Vice President